Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Completes Florida Acquisition
Transaction Adds Two Hot-Mix Asphalt Plants in Panhandle

DOTHAN, AL, March 23, 2020 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has acquired two hot-mix asphalt plants, located in Pensacola and Defuniak Springs, Florida. Among other things, the acquisition is expected to offer the following strategic benefits to the Company:
•The Pensacola plant represents the Company’s entry into a new market from which the Company will be able to pursue a variety of public, private and Department of Defense projects.
•The Defuniak Springs plant allows the Company to service the western Florida panhandle from a convenient location on the Interstate 10 corridor.
•Both plants are located on or adjacent to aggregate rail terminals, facilitating the Company’s access to key inputs for the manufacture of hot-mix asphalt.
•Both plants are expected to be able to purchase liquid asphalt from the Company’s recently acquired terminal in Panama City, Florida.
“We are pleased to continue our expansion efforts in Florida with today’s acquisition,” said Robert P. Flowers, Senior Vice President of the Company and President of C.W. Roberts Contracting, Incorporated, the Company’s Florida subsidiary. “We believe that the Florida panhandle is poised for growth in the coming years, and this transaction positions us favorably to participate in that growth by expanding our Florida footprint.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 35 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisitions and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600